UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway	23235-5153
Richmond, Virginia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 27, 2004, the Board of Directors of LandAmerica Financial Group, Inc. reviewed and approved amendments to the Company’s employee retirement savings plans and adopted a new employee stock purchase plan. The changes to the Company’s employee retirement savings program include the following:

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The LandAmerica Financial Group, Inc. Cash Balance Plan has been amended effective December 31, 2004 to cease future accruals to the retirement plan accounts of all plan participants (other than annual interest credits on account balances), to cause the accrued benefits of participants to be fully vested as of December 31, 2004 and to limit participation in the plan to those individuals who were participants in the plan as of December 31, 2004. In connection with the amendments to the Cash Balance Plan, the Company also amended the LandAmerica Financial Group, Inc. Benefit Restoration Plan effective December 31, 2004 to discontinue future accruals to plan participants and to cease additional enrollments in the plan.

•

The LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan has been amended effective January 1, 2005 to comply with the safe harbor provisions of Sections 401(k)(12) and 401(m)(11) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This amendment will provide immediate vesting on all Company matching contributions made after January 1, 2005, remove the one-year waiting period for new participants to receive matching contributions, and increase the matching contributions that the Company will make to employee accounts under the plan.

•

The LandAmerica Financial Group, Inc. Employee Stock Purchase Plan was adopted to be effective July 1, 2005. The plan, which is designed to comply with Section 423 of the Internal Revenue Code, will replace the Company’s current employee stock purchase plan and will permit employees to purchase stock at a discount of 15% of the fair market value of the Company’s common stock. The plan will initially authorize the purchase of 1,500,000 shares of common stock. The Company will fund employee purchases in the plan through either purchases of common stock on the open market or the issuance of additional shares of common stock. The plan is subject to the approval of the Company’s shareholders at the 2005 annual meeting of the shareholders.

The changes to the Company’s Cash Balance Plan are in accordance with a national trend away from defined benefit plans and toward more flexible savings opportunities for employees, such as the Company’s enhanced Savings and Stock Ownership Plan and new Employee Stock Purchase Plan, as described above. As a result of these changes, the Company’s pre-tax income and pension minimum liability will increase by approximately $4.7 million at December 31, 2004, and the Company anticipates an increase to pre-tax income of approximately $9.1 million for 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: October 27, 2004	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer